                                                                    Exhibit 99.1

                               THIRD AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the "THIRD AMENDMENT") made on this 31st day of May, 2007, by and between Everlast Worldwide Inc., a Delaware corporation, with its principal place of business located at 1350 Broadway,
Suite 2300, New York, New York 10018 ("Employer"), and Gary J. Dailey
("Employee") residing at 24 Lamarr Avenue, Melville, New York 11747.

      WHEREAS, Employer and Employee entered into an Employment Agreement, dated
January 1, 2006, as amended by the First Amendment to Employment Agreement dated
April 26, 2007 and the Second Amendment dated May 22, 2007 (collectively, the
"Agreement"); and

      WHEREAS, Employer and Employee wish to amend the terms of the Agreement to delete a provision added in the First Amendment to the Agreement which addition the Employer and the Employee believe to have been inconsistent with the intent of the parties;

      NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

      1. DEFINED TERMS. All capitalized terms contained in this Third Amendment shall, for the purposes hereof, have the same meaning ascribed to them in the
Agreement unless the context hereof clearly provides otherwise.

      2. CHANGE IN CONTROL. Section 10 of the Agreement is hereby amended by deleting in its entirety Section 10(a)(iv), which Section had been added in the
First Amendment to the Agreement.

      3. CONFLICTING PROVISIONS. In the event of any conflict or inconsistency between the provisions of this Third Amendment and those contained in the
Agreement, the provisions of this Third Amendment shall govern and control and be binding upon the parties hereto.

      4. MISCELLANEOUS PROVISIONS. (a) Except as modified by this Third
Amendment, the Agreement and all executory covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

            (b) The covenants, agreements, terms and conditions contained in this Third Amendment shall bind and inure to the benefit of the parties hereto and, except as may otherwise be provided in the Agreement, as hereby modified and supplemented, their respective legal successors and assigns.

            (c) This Third Amendment may not be changed orally but only by a writing signed by both parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the day and year first above written.

                                         EVERLAST WORLDWIDE INC.

                                         By: /s/ James K. Anderson
                                             -----------------------------------
                                         Name:  James K. Anderson
                                         Title: Chairman of the
                                                Compensation Committee of
                                                the Board of Directors

                                         /s/ Gary J. Dailey
                                         ---------------------------------------
                                         Gary J. Dailey